SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549
                       ---------------------------


                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)         May 16, 1997
                                                    -----------------

                               ECOMAT, Inc.
        --------------------------------------------------------
         (exact name of registrant as specified in its charter)


                                 DELAWARE
        --------------------------------------------------------
              (State or other jurisdiction of incorporation)



      0-21613                                   13-3865026
------------------------                ----------------------------
(Commission File Number)                (IRS Employer Identification
                                                  Number)


               147 Palmer Avenue, Mamaroneck, NY              10543
-----------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)



Registrant's Telephone Number, Including Area Code:    (914) 777-3600
                                                       ----------------

                                     N/A
-----------------------------------------------------------------------
     (Former name or former address, if changed since last report)

     Item 2.   Acquisition or Disposition of Assets.

               On May 16, 1997, pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") by and between White Glove Valet, Inc., a New York corporation ("White Glove"), and Eco Josh, Inc., a Delaware corporation ("ESJ") and a wholly-owned subsidiary of the Registrant, ESJ acquired substantially all of the assets of White Glove (the "White Glove Assets") for an aggregate purchase price (the "Purchase Price")of $200,000.

               White Glove was in the business of operating a dry-cleaners. The White Glove Assets will be used in the operation of the Registrant's wet-cleaning business. The White Glove Assets consist primarily of cleaning machinery such as presses, puffers, finishers, spotting boards, irons, stands, water guns, slick rails, dryers, washers and other cleaning machinery. In addition to the purchase of the White Glove Assets, ESJ assumed the obligations under the lease for the premises in New York City
     (where the business will continue to operate). The source of funds for the payment of the Purchase Price was from the Registrant's working capital. The Purchase Price was determined based on White Glove's history of revenues, the fair market value of the White Glove Assets, the industry as a whole, the prospects of future revenue from the White Glove Assets directly, value of the White Glove Assets to the Registrant's business and the location of the facilities.



               Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

     Exhibit
       No.          Document

        1 Asset Purchase Agreement dated April 28, 1997, by and between White Glove Valet, Inc. and Eco Josh, Inc.

        2           Press Release dated May 16, 1997 by the
                    Registrant.

                           SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                  ECOMAT, INC.



                            By:  /s/ Diane Weiser
                                 -----------------
                                  Diane Weiser
                                  President


Dated:   May 27, 1997

                            EXHIBIT 1





                    ASSET PURCHASE AGREEMENT

                         by and between

                         ECO JOSH, INC.

                              and

                WHITE GLOVE VALET, INC. (D.I.P.)

                   Dated as of April 18, 1997





                        Table of Contents

ARTICLE I DEFINITIONS; PURCHASE OF THE PURCHASED ASSETS;
          ASSUMPTION OF ASSUMED LIABILITIES; PURCHASE PRICE;
          CLOSING ADJUSTMENTS;ADDITIONAL SHARES;
          REGISTRATION RIGHTS                                   1

     1.1. Certain Definitions                                   1
     1.2  Purchase of the Assets                                5
     1.3  Assumption by the Buyer of Certain Liabilities.       5
     1.4  Non-Assumed Liabilities                               5
     1.5  Purchase Price for the Assets                         6
     1.6  Allocation of Purchase Price                          6
     1.7  Limitations on Assignment; Further Assurance          6
     1.8  Closing Adjustments                                   6

ARTICLE II CLOSING                                              7

     2.1  The Closing.                                          7
     2.2  Additional Actions to be Taken on the Closing Date.   8

ARTICLE III REPRESENTATIONS AND WARRANTIESOF THE SELLER         9

     3.1  Organization and Qualification                        9
     3.2  Affiliates                                            9
     3.3. Validity and Execution of Agreement                   9
     3.4. No Conflict                                          10
     3.5  Litigation                                           10
     3.6  The Assets                                           10
     3.7  Intangible Property                                  11
     3.8  Intentionally Omitted                                11
     3.9  Intentionally Omitted                                12
     3.10 Intentionally Omitted                                12
     3.11 Undisclosed Liabilities                              12
     3.12 No Material Adverse Change                           12
     3.13 Tax Matters                                          13
     3.14 Contracts and Other Agreements                       13
     3.15 Real Estate                                          13
     3.16 Intentionally Omitted                                14
     3.17 ERISA                                                14
     3.18 Employees                                            14
     3.19 Environmental Matters                                14
     3.20 Insurance                                            15
     3.21 Licenses and Permits                                 15
     3.22 Compliance with Laws                                 15
     3.23 Intentionally Omitted                                16
     3.24 Intentionally omitted                                16
     3.25 Shareholders of Seller                               16
     3.26 Disclosure                                           16
     3.27 Survival                                             16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER         17

     4.1  Organization and Qualification.                      17
     4.2  Validity and Execution of Agreement.                 17
     4.3  No Conflict                                          17
     4.4  Survival                                             17

ARTICLE V CONDITIONS TO CLOSING; BANKRUPTCY ORDERS; ADDITIONAL
     AGREEMENTS                                                18

ARTICLE VI INDEMNIFICATION                                     19

     6.1  Indemnification                                      19
     6.2  Method of Asserting Claims                           20

ARTICLE VII POST-CLOSING COVENANTS OF THE PARTIES              22

     7.1  Tax Matters                                          22
     7.2  Intentionally Omitted                                22
     7.3  Confidentiality                                      23



ARTICLE VIII MISCELLANEOUS                                     23

     8.1  Sales and Transfer Taxes                             23
     8.2  Post-Closing Further Assurances                      24
     8.3  Notices                                              24
     8.4  Publicity                                            25
     8.5  Entire Agreement                                     25
     8.6  Waivers and Amendments                               25
     8.7  Governing Law                                        25
     8.8  Binding Effect; No Assignment                        25
     8.9  Variations in Pronouns                               25
     8.10 Counterparts                                         26
     8.11 Exhibits and Schedules                               26
     8.12 Effect of Disclosure on Schedules                    26
     8.13 Intentionally omitted                                26
     8.14 Headings                                             26
     8.15 Severability of Provisions                           26
     8.16 Brokers                                              26


                       TABLE OF CONTENTS
                          (Continued)


EXHIBIT A - ASSIGNMENT & ASSUMPTION AGREEMENT

EXHIBIT B - BILL OF SALE

EXHIBIT C - LANDLORD'S CONSENT

EXHIBIT D - FORM OF OPINION OF SELLER'S COUNSEL



SCHEDULES

1.1(a) - Excluded Assets
1.1(b) - Permitted Liens
1.2    - Assets
1.3(b) - Assumed Liabilities
1.6    - Allocation of Purchase Price
3.1    - Jurisdictions of Qualification
3.2    - Affiliates
3.5    - Litigation - Seller
3.7    - Intangible Property
3.11   - Liabilities
3.13   - Tax Matters
3.14   - Material Agreements
3.15   - Real Estate
3.20   - Insurance
3.21   - Licenses and Permits
3.25   - Shareholders of Seller
6.2(b) - Locations of Ecomat Facilities



                    ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT, dated April 18, 1997 by and between White Glove Valet, Inc., a New York corporation (the
"Seller"),  and  Eco  Josh,  Inc., a  Delaware  corporation  (the
"Buyer").

                      W I T N E S E T H :

     WHEREAS, the Seller is engaged in the business of operating a laundromat and cleaners (the "Business"); and

     WHEREAS, the Seller owns certain assets comprising the Assets (as hereinafter defined) which are related to the conduct of the Business; and

     WHEREAS, the Seller wishes to sell, and the Buyer wishes  to purchase, the Assets, subject to the assumption by the  Buyer  of
certain   liabilities  of  the  Seller  comprising  the   Assumed
Liabilities (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Seller and the Buyer hereby agree as follows:

                           ARTICLE I

         DEFINITIONS; PURCHASE OF THE PURCHASED ASSETS;
              ASSUMPTION OF ASSUMED LIABILITIES;
              PURCHASE PRICE; CLOSING ADJUSTMENTS;
             ADDITIONAL SHARES; REGISTRATION RIGHTS

     1.1. Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person; provided, however, that for purposes of Sections 3.2, 3.16 and 5.2, controlling or controlled shall be deemed to occur if any Person holds or has the right to vote ten (10%) percent or more of the voting stock of such other Person.

     "Assets" has the meaning specified in Section 1.2.

     "Assigned Contracts and Leases" means the unexpired leases (including without limitation, the leases set forth on Schedule 3.15) and executory contracts (including without limitation, licenses and purchase orders) set forth on Schedule 3.14, unless indicated otherwise therein.

     "Assignment and Assumption Agreement" means an instrument substantially in the form of Exhibit A attached hereto.

     "Bill of Sale" means an instrument substantially in the form of Exhibit B attached hereto.

     "Business" has the meaning specified in the Recitals.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York City.

     "Buyer" has the meaning specified in the introductory paragraph of this Agreement.

     "Claim Notice" has the meaning specified in Section 6.2(a).

     "Closing" has the meaning specified in Section 2.1(a).

     "Code" has the meaning specified in Section 3.13.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Environmental Law" means any and all present and future federal, state, local and statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, grants, franchises, licenses or agreements relating to (a) the protection of the environment, health or workers safety; (b) pollution or environmental contamination; or (c) the use, processing, distribution, generation, treatment, storage, recycling, transportation, disposal, handling, Release or threatened or potential Release of any Material of Environmental concern, including,but not limited to,"perc".

     "Excluded Assets" means those assets of the Seller or an Affiliate of Seller set forth on Schedule 1.1(a).

     "Governmental or Regulatory Body" means any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority or instrumentality of any such government or political subdivision.

     "Indemnified  Party"  has the meaning specified  in  Section
6.2.

     "Indemnifying  Party" has the meaning specified  in  Section
6.2.

     "Intangible Property" has the meaning specified  in  Section
3.7.

     "IRS" means the Internal Revenue Service.

     "Landlord's Consent" means an instrument substantially in the form of Exhibit C attached hereto.

     "Leases" has the meaning specified in Section 3.15.

     "Liabilities" has the meaning specified in Section 3.11.

     "Lien" means any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

     "Losses" has the meaning specified in Section 6.1.

     "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are or may reasonably be expected to be materially adverse to (a) the business or the assets, operations, income, prospects or conditions (financial or otherwise) of the Seller, the Business or the transactions contemplated by this Agreement or (b) the ability of the Seller to perform its obligations under this Agreement.

     "Material  Agreements" has the meaning specified in  Section
3.14.

     "Non-Assumed  Liabilities"  has  the  meaning  specified  in
Section 1.4.

     "Permitted Liens" means (a) Liens for taxes not yet due  and
(b) the Liens set forth on Schedule 1.1(b).
     "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

     "Plan" means any plan, fund, program, understanding, policy, arrangement, contract or commitment, whether qualified or not qualified for federal income tax purposes, whether formal or informal, whether for the benefit of a single individual or more than one individual, which is in the nature of (a) an employee pension benefit plan (as defined in ERISA 3(2)) (b) an employee welfare benefit plan (as defined in ERISA 3(1)) or (c) an incentive, deferred compensation, or other benefit arrangement for employees, former employees, their dependents or their beneficiaries.

     "Purchase Price" has the meaning specified in Section 1.5.

     "Real Estate Documents" has the meaning specified in Section
3.15.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

     "Seller" has the meaning specified in the introductory paragraph of this Agreement.

     "Tax" or "Taxes" mean all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign Taxing Authority, including, without limitation, gross income, gross receipts, income, capital, excise, property (tangible and intangible), sales, transfer, value added, employment, payroll and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments.

     "Tax Authority" has the meaning specified in Section 3.13.

     "Tax Return" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any federal, state, or local governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on the Seller) or the administration of any laws, regulations or administrative requirements relating to any Tax.

     1.2 Purchase of the Assets. Subject to the terms and conditions set forth in this Agreement, the Seller agrees that, on the Closing Date, the Seller shall sell, transfer, assign, convey and deliver to the Buyer, and Buyer agrees that, on the Closing Date, Buyer shall purchase, acquire and accept from the Seller, all of the assets owned, used and held by the Seller to conduct the Business, as set forth on Schedule 1.2, other than the Excluded Assets (the "Assets"), free and clear of all Liens, other than Permitted Liens.

     1.3 Assumption by the Buyer of Certain Liabilities. Subject to the terms and conditions set forth in this Agreement, Buyer agrees that, on the Closing Date, Buyer shall assume and thereafter pay, perform or discharge, as the case may be, the following obligations and liabilities of the Seller outstanding on the Closing Date (the "Assumed Liabilities"):

     (a) all obligations and liabilities of the Seller arising out of, or in connection with, the Leases; and

     (b)  all liabilities of the Seller reflected on Schedule 1.3
          (b) attached hereto.

     1.4   Non-Assumed Liabilities.  The Buyer shall  not  assume
nor  be  responsible  for any liabilities or obligations  of  the
Seller   or  any  of  its  Affiliates  other  than  the   Assumed
Liabilities (the "Non-Assumed Liabilities").

     1.5 Purchase Price for the Assets. The consideration for the Assets shall be the (i) assumption by the Buyer of the Assumed Liabilities; and (ii) the payment by the Buyer to the Seller on the Closing Date of $200,000 in immediately available funds(collectively, the "Purchase Price").

     1.6 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets in the manner set forth on Schedule
1.6. Except as required by law, the parties hereby covenant and agree with each other that none of them will take a position on any Tax Return, before any Taxing Authority charged with the collection of any Tax, or in any judicial proceeding, that is in any way inconsistent with the negotiated allocation set forth on
Schedule 1.6.

     1.7 Limitations on Assignment; Further Assurance. To the extent that the Leases to be assigned to the Buyer, as provided herein, shall require the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. To the extent required, the Seller agrees that it will use all reasonable efforts to obtain the written consent of all necessary parties to the assignment of the Buyer of the Leases. If any such consent is not obtained, the Seller shall use all reasonable efforts to obtain the same and will cooperate with the Buyer, as appropriate, in any reasonable arrangement designed by the Buyer to provide to the Buyer, as appropriate, the benefits thereunder and the Buyer shall assume all correlative obligations to effectuate such arrangement.

     1.8 Closing Adjustments. (a) The following adjustments shall be made between the Seller and the Buyer as of 11:59 P.M.
of the day before the Closing Date:

          (i) Rents and additional rents or charges (including, but not limited to, additional rent or charges for real estate taxes, water charges, insurance and common area maintenance) payable by or to the Seller pursuant to the Leases;

          (ii) Security deposits, if any, paid by Seller pur suant to the Leases, except any amount actually trans ferred by the Seller prior to the Closing Date to the lessors pursuant to the Leases;

          (iii) Interest, if any, payable with respect to the Assumed Liabilities;

          (iv)   Employee  wages and benefits  as  set  forth  on
          Schedule 3.18 relating to employees hired by Buyer; and

          (v) Operating income and other operating expenses of the Business.

     (b) The net amount of any closing adjustments in favor of the Seller shall be paid to the Seller on the Closing Date in immediately available funds, and the net amount of any closing adjustments in favor of the Buyer shall be credited against the cash portion of the Purchase Price at the Closing.

     (c)    Any   errors   or  omissions  in  computing   closing
adjustments discovered after Closing Date shall be corrected promptly upon discovery. The obligation of the parties under this Section shall survive the Closing.


                           ARTICLE II

                            CLOSING

     2.1 The Closing. (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at 12:00 p.m. (New York City time) on the first Business Day after the bankruptcy court approves this Agreement or as soon as thereafter practical(such date and time being referred to herein as the "Closing Date") at the offices of Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022.

     (b) At the Closing, the Seller shall execute and deliver or cause to be executed and delivered to the Buyer, all documents and instruments necessary to transfer to the Buyer, all of the right, title and interest of the Seller in and to the Assets, including, without limitation:

                (i) the Assignment and Assumption Agreement, signed by the Seller;

               (ii) the Bill of Sale and Certificates of Title, as applicable, signed by the Seller;

               (iii) each Landlord's Consent, signed by the Seller and the respective lessors;

                (v)    Delivery  of the Sales Procedures  Orders,
          Sale  Orders  and  all other orders of  the  Bankruptcy
          Court as provided in Section 5 of this Agreement; and

                (vi) Subsequent to the removal of the real star perc machine and all perchloroethylene on premises which shall occur prior to the Closing at a time mutually agreed upon by Seller and Buyer (which shall be done in the presence of Seller and Buyer),Seller shall obtain a badge to measure "perc" levels for testing of the "perc" level at 39 North Moore Street. Such test shall indicate a "perc" measurement satisfactory to Buyer, in accordance with New York City Regulations. The parties acknowledge that such tests will not be immediately available and Seller agrees to promptly remediate any evidence of "perc" still present on the premises.

     (c)  At the Closing, the Buyer shall:

               (i) execute and deliver to the Seller the Assignment and Assumption Agreement;

              (ii)   assume the Assumed Liabilities; and

              (iii) deliver to the Seller in immediately available funds the balance of the cash portion of the Purchase Price as adjusted for the closing adjustments pursuant to Section 1.5.

     2.2  Additional Actions to be Taken on the Closing Date.

     (a) Liens/Consents. The Seller shall have satisfied and discharged all Liens on the Assets except for Permitted Liens and provided the Buyer with evidence of such satisfaction and discharge as well as all necessary consents to transfer or assign the Assets to Buyer, including the Sales Procedures Orders, Sale Orders and any other orders of the Bankruptcy Court, in form and substance satisfactory to the Buyer.

     (b) Legal Opinion. The Buyer shall have received a legal opinion of legal counsel to the Seller in form attached hereto as Exhibit D.

     (c)  Accountant's Opinion.  Intentionally Omitted.

     (d) Shareholder Consent. The Buyer shall have received a consent to the transactions contemplated by this agreement signed by all of the shareholders of Seller, if any.

     (e) Bulk Sales Act. Seller agrees to indemnify Buyer from any Losses incurred by Buyer arising out of or resulting from the failure of the Seller to comply with Article 6 of the Uniform
Commercial Code of New York.

     (f)   Certificate.    Seller shall  provide  Buyer  with  an
Officer's  Certificate  stating  that  all  representations   and
warranties contained in this Agreement are true and correct as of the Closing Date as if made on such date.





                          ARTICLE III

                 REPRESENTATIONS AND WARRANTIES
                         OF THE SELLER

 The Seller represents and warrants to the Buyer as follows:

     3.1 Organization and Qualification. The Seller is a corporation validly existing and in good standing under the laws of the State of New York, and has all requisite power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted and as proposed to be conducted, subject to the supervision and consent of the
Bankruptcy court, pursuant to its pending chapter 11 case. The Seller is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect. The jurisdictions in which the Seller is so qualified are set forth on Schedule 3.1.

     3.2 Affiliates. Schedule 3.2 sets forth the name and jurisdiction of organization of Affiliates of the Seller.

     3.3. Validity and Execution of Agreement. The Seller has the full legal right, capacity and power and all requisite authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder, subject to Bankruptcy Court approval. The Board of Directors of the Seller and shareholders of Seller have approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller. This Agreement and such other agreements and instruments have been duly executed and delivered by Seller and each constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms.

     3.4. No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Seller of the transactions contemplated hereby will violate or conflict with
(a) any of the provisions of the Certificate of Incorporation or By-laws of the Seller; (b) or result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any Lien in or upon the Assets or constitute a default (or an event which might, with the passage of time or the giving of notice, or both, constitute a default) under any contract, (c) any order, judgment, regulation or ruling of any Governmental or Regulatory Body to which the Seller is a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any Governmental or Regulatory Body applicable to the Seller.

     3.5 Litigation. Except as set forth on Schedule 3.5, there are no outstanding orders, judgments, injunctions, investigations, awards or decrees of any court, Governmental or Regulatory Body or arbitration tribunal by which the Seller, or any of its securities, assets, properties or business are bound. Except as set forth on Schedule 3.5, there are no actions, suits, claims, investigations, legal, administrative or arbitral proceedings pending or, to the best knowledge of the Seller, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting the Seller, or any of its assets or properties, that, individually or in the aggregate, could, if determined adversely to the Seller, reasonably be expected to have a Material Adverse Effect on the Business, nor, to the best knowledge of the Seller, are there any facts which could reasonably be expected to give rise to any such action, suit, claim, investigation or legal, administrative or arbitral proceeding.

     3.6 The Assets. The Seller owns outright and has good and marketable title (except for leasehold interests specifically set forth on Schedule 3.15) to all of its assets and properties (tangible and intangible), free and clear of any Lien, other than Permitted Liens. The Assignment and Assumption Agreement and such other conveyancing documents as shall have been executed and delivered to the Buyer will convey good and marketable title to the Assets, free and clear of any Liens, except for Permitted Liens. The Assets shall be in working order on the Closing Date.

     3.7 Intangible Property. Schedule 3.7 sets forth all patents, trademarks, service marks, trade names, copyrights, logos and the like and franchises, all applications for any of the foregoing, and all permits, grants and licenses or other rights held or owned by running to or from the Seller relating to any of the foregoing that are necessary in connection with the Business (collectively, the "Intangible Property"), true and complete copies of which have been delivered or made available to the Buyer. To the best knowledge of the Seller, no patent, invention, trademark, service mark or trade name of any other Person infringes upon, or is infringed upon by, any of the Intangible Property and the Seller has not received any notice of any claim of infringement of any other Person with respect to any of the Intangible Property or any process or confidential information of the Seller, and the Seller does not know, after diligent investigation, of any basis for any such charge or claim. Except for the Intangible Property, no other intellectual property or intangible property rights are required for the Seller to conduct the Business in the ordinary course consistent with past practice. To the best knowledge of the Seller, all of the Intangible Property is valid and in good standing. The Seller has not received any notice or inquiry indicating, or claiming, that the manufacture, sale or use of any Product infringes upon the patent or other intellectual property rights of any other Person. Except as separately identified on Schedule 3.7, no approval or consent of any person is needed so that the interest of the Seller in the Intangible Property shall continue to be in full force and effect and enforceable by the Buyer following the consummation of the transactions contemplated hereby.

     3.8  Intentionally Omitted

     3.9  Intentionally Omitted.

     3.10 Intentionally Omitted,

     3.11  Undisclosed  Liabilities.   Except  as  disclosed   on
Schedule 3.11, the Seller does not have any, direct or indirect, indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise including any services owed on pre-paid accounts (collectively, the "Liabilities").

     3.12 Intentionally Omitted.

     3.13 Tax Matters. Except as disclosed in Schedule 3.13, (a) the Seller has paid all Taxes that are due, or claimed or asserted by the IRS or any other taxing authority ("Taxing Authority") to be due from the Seller for the periods covered by such Tax Returns or Seller has duly and fully provided reserves adequate to pay all taxes and(b) the Seller has complied in all material respects with all applicable laws relating to withholding of Taxes (including withholding Taxes pursuant to Sections 1441 and 1442 of the Internal Revenue Service Code of 1986, as amended (the "Code") and similar provisions under any other applicable laws) and the payment thereof over to the Taxing Authorities.

     3.14 Contracts and Other Agreements. Except for Leases (discussed in Section 3.15 below), Schedule 3.14 sets forth all written agreements (and, to the best knowledge of the Seller, any oral agreement) and arrangements to which either the Seller is a party or by or to which the Seller or any of its assets or properties are bound or subject (collectively, the "Material Agreements").

     3.15 Real Estate. Schedule 3.15 sets forth a list and supplies descriptions of (a) all real property owned by the Seller; (b) all leases, subleases or other agreements (the "Leases") under which the Seller is lessor or lessee of any real property; (c) all options held by the Seller or contractual obligations on its respective part to purchase or acquire any interest in real property (as set forth on Schedule 3.15) and (d) all options granted by the Seller or contractual obligations on any such Persons' part to sell or dispose of any interest in real property (as set forth on Schedule 3.15) (collectively, the "Real Estate Documents"). All of the Real Estate Documents, true, correct and complete copies of which have been delivered or made available to the Buyer, are in full force and effect and the Seller has not received any notice of any default thereunder, nor does the Seller anticipate any such notice of default. Except as separately identified on Schedule 3.15 and each Landlord's Consent, no approval or consent of any person is needed for the Real Estate Documents to continue to be in full force and effect and such documents will not become unenforceable by the Buyer following the consummation of the transactions contemplated by this Agreement.

     3.16 Intentionally Omitted.

     3.17 ERISA. The Seller does not sponsor, maintain, have any obligation to contribute to, have any liability under, or are otherwise a party to, any Plan.

     3.18  Employees.  The Seller is not a party  to,  and  there does not otherwise exist, any agreements with any labor organization, collective bargaining or similar agreement with respect to employees of the Seller. The Seller is in compliance in all material respects with its obligations under all Federal, state, and local statutes and ordinances, executive orders, regulations and common law governing its employment practices with respect to the Seller. To the best knowledge of the Seller, there are no attempts being made to organize any employees presently employed by the Seller. Seller acknowledges that Buyer is under no obligation to employ any of Seller's current employees but may, in it discretion, do so.

     3.19 Environmental Matters. The Seller is not in violation of, or delinquent in respect to, any Environmental Law which violation or delinquency would have a Material Adverse Effect and the Seller has obtained all permits, licenses and other authorizations required under the Environmental Laws. Schedule
3.21 includes a list of all such permits, licenses and other authorizations. Seller is in compliance with the New York State Drycleaning Regulations Part 232.

     3.20 Insurance. Schedule 3.20 sets forth a list and brief description (specifying the insurer, the policy number or covering note number with respect to binders and the amount of any deductible, describing the pending claims if such claims exceed applicable policy limits, setting forth the aggregate amount paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular, unemployment and other insurance held by or on behalf of the Seller. Such policies and binders are valid and enforceable in accordance with their terms in all material risks and liabilities to the extent and in respect of amount, types and risks insured, as are customary in the industry in which the Seller operates. The Seller is not in default with respect to any material provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims disclosed on Schedule 3.20, there are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than forty-five (45) days or as to which the carrier has disclaimed liability.

     3.21 Licenses and Permits. Schedule 3.21 sets forth a list of the governmental permits, licenses, registrations and other governmental consents (federal, state and local) which the Seller has obtained and which are necessary in connection with its operations and properties, and no others are required. All such permits, licenses, registrations and consents are in full force and effect and in good standing, and except as separately identified on Schedule 3.21, shall continue to be in full force and effect and in good standing following the consummation of the transactions contemplated by this Agreement. The Seller has not received any notice of any claim of revocation or has knowledge of any event which might give rise to such a claim.

     3.22 Compliance with Laws. The Seller has complied in all respects with all applicable federal, state and local laws, regulations and ordinances or any requirement of any Governmental or Regulatory Body, court or arbitrator affecting the Business or the Assets the failure to comply with which could have a Material Adverse Effect on the Business or the Assets. Neither the Seller nor any of its representatives, agents, employees or Affiliates has made or agreed to make any payment to any Person which would be unlawful.

     3.23 Intentionally Omitted

     3.24 Intentionally Omitted

     3.25 Shareholders of Seller. The names of the shareholders of Seller and the percentage interest of Seller owned by the shareholders is set forth on Schedule 3.25.

     3.26 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. All statements, documents, certificates or other items prepared or supplied by the Seller with respect to the transactions contemplated hereby are true, correct and complete and contain no untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading.

     3.27 Survival. All of the representations and warranties of the Seller contained herein shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by any applicable statutes of limitations.


                           ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

     4.1 Organization and Qualification. The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary.

     4.2 Validity and Execution of Agreement. The Buyer has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The board of directors of the Buyer has approved the transactions contemplated by this Agreement and each of the other agreements required to be entered into pursuant hereto by the Buyer. This Agreement and such other agreements and instruments have been duly executed and delivered by the Buyer and each constitutes the valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

     4.3 No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Buyer of the transactions contemplated herein will (a) violate or conflict with any of the provisions of its Certificate of Incorporation or By-Laws or other organizational documents; or (b) violate or conflict with any provision of any law, rule, regulation, order, judgment, decree or ruling of any court or federal, state or local Governmental or Regulatory Body applicable to the Buyer.

     4.4 Survival. All of the representations and warranties of the Buyer contained herein shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by any applicable statutes of limitations.


                           ARTICLE V

CONDITIONS TO CLOSING; BANKRUPTCY COURT ORDERS; ADDITIONAL
AGREEMENTS

     5.1 Buyer shall only be required to proceed with this Agreement so long as the following conditions shall have been met at the Closing Date (any of such conditions may be waived in the sole discretion of Buyer). At Closing, from the date hereof there shall not be:

     (a) Any change in the condition, financial or otherwise, of the Assets, of Seller, other than changes in the ordinary course of business which have not been either in any case or in the aggregate materially adverse;

     (b) Any act outside the ordinary course of business which materially adversely affects the Assets;

     (c) Any damage, destruction or loss of any of the Assets, not adequately compensated by insurance, materially adversely affecting the business or prospects of Seller;

     (d) Any waiver by Seller of any right of substantial value, material default under the terms of any contract, agreement or other instrument to which it is a party or by which it is bound;

     (e) Any sale, lease, transfer, or other disposition or mortgage or pledge, of any Asset, nor shall there be imposed or suffered to be imposed any lien, claim, charge, security interest or other restriction of any kind or nature whatsoever on any Asset, except as set forth on Schedule 1.1(b).

     5.2  Except as set forth on any Schedule attached hereto:

     (a) There are no actions, suits or proceedings pending, threatened against or affecting Seller which might result in any material adverse change in the licenses, business, operations, properties or assets or the condition, financial or otherwise, of Seller, or in any way involving this Agreement or the transactions contemplated hereby;

     (b) Seller does not know of, and has no reasonable grounds to know of, any basis for any such action or proceeding;

     (c) There is no order or decree of any court or agency directed to Seller arising out of any judicial, or quasi-judicial, proceeding before any such court or agency with respect to Seller being in default;

     (d) Seller has complied in all material respects with all laws, regulations, rules, ordinances, decrees or orders of any court, government (federal, state or local), department, commission, board, agency, official or other regulatory, administrative or governmental authority.

     (e) The conditions set forth in Section 2.1 (b)(vi) shall have been completed.

     (f) Bankruptcy Court Orders (A)The Sales Procedures Order(as defined below)shall have been entered by the Bankruptcy Court.

     (B) The sale of the Assets from Seller to Buyer pursuant to this Agreement shall have been approved by the Bankruptcy Court pursuant to Sections 363 and 365 of the Bankruptcy Code and orders approving such sale in form and substance acceptable to Buyer and containing the provisions set forth below (the "Sale Orders") shall have been entered. The Sale Orders shall provide, among other things, that: (i) the transfers of the Assets by the Seller to Buyer (a) vest or will vest Buyer with good title to the Assets free and clear of all Liens; (b) constitute reasonably equivalent value and fair consideration under the Bankruptcy Code or under the laws of the United States, any State, territory, possession or the District of Columbia; (c) do not and will not subject Buyer or its Affiliates to any liability by reason of such transfer under the laws of the United States, any State, territory or possession thereof or the District of Columbia based, in whole or in part, directly or indirectly, on any theory of law, including, without limitation, any theory of successor or transferee liability; (d) the provisions of the Sale Orders are nonseverable and mutually dependent and (e) the transactions contemplated by this Agreement are undertaken by the Buyer in good faith, as that term is used in Section 363 (m) of the Bankruptcy Code; and (ii) all executory contracts (collectively, the "Executory Contracts") that are part of the Assets (ie., the Leases) shall have been assumed and assigned and the Bankruptcy Court shall have approved such assumption and assignment by the Seller pursuant to section 365 of the Bankruptcy Code.

     (C) Nothing in any section of this Agreement, shall preclude Seller or Buyer from consummating the transactions contemplated herein if Buyer, in its sole discretion, waives the requirement that the Sale Orders or any other orders be final orders. No notice of such waiver of this or any other condition to Closing need be given except to Seller or Buyer, as explicitly required in this Agreement, it being the intention of the parties hereto that Buyer shall be entitled to, and is not waiving, the protection of section 363(m) of the Bankruptcy Code, the mootness doctrine and any similar statute or body of law if the Closing occurs in the absence of final orders.

     5.3    Additional Agreements

     5.3.1 Bankruptcy Court Approval. (a) As promptly as practicable after the date hereof but in no event later than five
(5) business days after the date hereof, Seller shall (i) file a motion with the Bankruptcy Court seeking approval and entry of the Sale Orders and (ii) file a motion for, and use its best efforts to cause the Bankruptcy Court to enter an order (the "Sale Procedures Order"), in form and substance satisfactory to Buyer, approving the performance by Seller of its obligations under Sections 5.3.2, 5.3.3 and 5.3.4 of this Agreement. Seller agrees to make promptly any filings, to take all actions and to use its best efforts to obtain any and all other approvals and orders necessary or appropriate for the consummation of the transactions contemplated hereby.

     (b) Prior to entry of the Sale Orders, Seller will accurately inform the Bankruptcy Court of all material facts of which Seller is aware relating to this Agreement and the transactions contemplated hereby. Seller will endeavor to have the Bankruptcy Court make the finding of fact and conclude as a matter of law that Buyer is a purchaser in good faith within the meaning of section 363 (m) of the Bankruptcy Code.

     (c) If the Sale Orders, Sale Procedures Order or any other orders of the Bankruptcy Court relating to this Agreement, shall be appealed by any party, Seller agrees to take all steps, as may be reasonable and appropriate to prosecute such appeal, petition or motion, or defend against such appeal, petition or motion, and Buyer agrees to cooperate in such efforts, and each of Buyer and Seller agrees to use its best efforts to obtain an expedited resolution of any such appeal; provided, however, nothing herein shall preclude Seller or Buyer from consummating the transaction contemplated herein if Buyer waives, in its sole discretion, the requirement that the Sale Orders or other orders be final.

     5.32  Expenses; Alternative Transaction Fee.

     (a) Except as otherwise provided herein, each of the parties hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     (b) If within two (2)years from the date hereof substantially all of the Assets are sold, conveyed or transferred (either in a sale of assets or a sale or issuance of stock of Seller or any of its Affiliates or any combination thereof) to a party other than Buyer (an "Alternative Transaction"), unless the Bankruptcy Court does not approve this Agreement for reasons other than the fact that there is an Alternative Transaction, simultaneously with the consummation of such Alternative Transaction and provided that this Agreement has not been terminated because of a material breach of Buyer's obligations, representations or warranties hereunder, Seller shall be obligated to pay to Buyer $30,000 in cash plus any amounts owed to Buyer under clause (c) of this Section.

     (c) If this Agreement shall terminate for any reason (other than because of Buyer's material breach of its obligations or because of a material breach of Buyers' representations or warranties hereunder), Seller shall upon such termination be obligated to reimburse Buyer for up to $10,000 of its out-of-pocket expenses including legal, accounting and other expenses. If this Agreement shall terminate for any reason (other than because of Seller's material breach of its obligations, because of a material breach of Seller's representations or warranties hereunder, if the Bankruptcy Court does not approve this Agreement or if Seller does not comply with all of the conditions to Closing), Buyer shall upon termination be obligated to reimburse Seller for up to $10,000 of its out-of-pocket expenses, including legal, accounting and other expenses.


     (d) Upon entry of the Sale Procedures Order, any amounts payable by Seller to Buyer pursuant to such order shall constitute administrative expenses under Sections 503 (b) and 507(a) (1) of the Bankruptcy Code, immediately payable if and when Seller's obligations arise under paragraphs (b) and (c) of this section.

     5.3.3 Bidding Increment. Any Alternative Transaction, as defined in Section 5.3.4, will not be considered to be a higher or better offer unless, at a minimum, the Alternative Transaction
(i) provides for aggregate consideration of at least $50,000 in excess of the value of the aggregate consideration paid by Buyer, and shall not be on terms which are materially more burdensome or conditional than the terms of this Agreement, and (ii) is not conditioned on the outcome of unperformed due diligence by the offeror. Buyer shall have the right to further bid in excess of such overbid.

     5.3.4 No Solicitation. Neither the Seller nor any of its directors, officers, employees or agents, as the case may be, shall, directly or indirectly, encourage, solicit, initiate or enter into any discussions or negotiations concerning, any disposition (either through a sale of assets or a sale of stock of the Seller or any of its Affiliates or otherwise) of all or substantially all of the Assets (other than pursuant to this Agreement), or any proposal therefor, or furnish or cause to be furnished any information concerning the Assets to any party in connection with any transaction involving the acquisition of the Assets by any person other than Buyer. Seller and its Affiliates will promptly inform Buyer of any inquiry (including the terms thereof and the person making such inquiry) which they may receive or learn of in respect of any such proposal.


                           ARTICLE VI

                        INDEMNIFICATION

     6.1 Indemnification. (a) The Seller agrees to indemnify, defend and hold harmless the Buyer and its respective directors, officers, employees, shareholders, and any Affiliates of the foregoing, and their successors and assigns (collectively, the "Buyer Group") from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, Liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by the Buyer Group, which, directly or indirectly, arise out of, result from or relate to,
(i) any inaccuracy in or any breach of any representation or warranty of the Seller contained in Article III, (ii) any breach of any covenant or agreement of the Seller contained in this Agreement or in any other document contemplated by this Agreement and (iii) for any claims resulting in Losses arising out of the operation of the Business prior to the Closing.

     (b) The Buyer agrees to indemnify, defend and hold harmless the Seller and its directors, officers, employees, and shareholders, and any Affiliates of the foregoing, and their successors and assigns from and against any and all Losses suffered or incurred by them which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of the Buyer contained in Article IV and (ii) any breach of any covenant or agreement of the Buyer contained in this Agreement or in any other document contemplated by this Agreement.

     6.2 Method of Asserting Claims. The party making a claim under this Article VI is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this
Article VI is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article VI shall be asserted and resolved in accordance with the terms and provisions set forth in Sections 6.2(a)-(c) below:

     (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand; any such notice, together with any notice given pursuant to Section 6.2(b) hereof, collectively being the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the
Indemnified Party except to the extent the rights of the Indemnifying Party is actually prejudiced. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party, and shall pay the fees and disbursements of such counsel with regard thereto, provided, further, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party). The Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party in the first case or the Indemnifying Party in the second case, or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnifying Party in the first case or the consent of the Idemnifying Party in the second case.

     (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not dispute such claim, the amount of such claim shall be paid to the Indemnified Party within twenty (20) days of receipt of the Claim Notice.

     (c) So long as any right to indemnification exists pursuant to this Article VI, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the
Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).


                          ARTICLE VII

             POST-CLOSING COVENANTS OF THE PARTIES

     7.1 Tax Matters. The Seller shall provide to Buyer on demand such information as shall reasonably be requested by Buyer to enable Buyer to prepare and file timely Buyer's federal, state and local income Tax Returns and all forms, schedules and attachments related thereto.

     7.2  Intentionally Omitted.

     7.3 Confidentiality. From and after the Closing Date, the Seller and its shareholders shall not disclose or furnish to any other Person, except to the extent required by law or by order of any court or governmental agency, (a) any information which is not generally known in the industry relating to any license, process, technique, or procedure used by the Seller or in connection with the Business, (b) any information which is not generally known in the industry relating to the operations or financial status of the Buyer or the Business which is not specifically a matter of public record, (c) any trade secrets of the Business or (d) the name, address or other information relating to any supplier of the Business. The parties acknowledge that the application for Bankruptcy Court approval will contain a copy of this Agreement and is a public record.


                          ARTICLE VIII

                         MISCELLANEOUS

     8.1 Sales and Transfer Taxes. All required filings under any applicable Federal, state, foreign or local sales tax, stamp tax or similar laws or regulations shall be made in a timely manner by the Seller and, at the Closing, Seller shall deliver to Buyer either (a) proof of the payment of any sales tax assessed pursuant to such filings or (b) statements of no sales tax due, as the case may be. The parties agree that any and all transfer, sales or stamp taxes and any similar taxes or assessments imposed on the transfer of the Assets and the Assumed Liabilities in accordance with the terms of this Agreement shall be paid by the Seller.

     8.2 Post-Closing Further Assurances. At any time and from time to time after the Closing Date at the request of either party, and without further consideration, the other party will execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation and take or cause to be taken such other action as the party requesting the same may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to the requesting party all of the property and rights intended to be conveyed to such party pursuant to the provisions of this Agreement.

     8.3 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, telefaxed, sent by facsimile transmission or sent by prepaid air courier or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, telexed, sent by facsimile transmission and confirmed in writing within three
(3)  Business Days thereafter or sent by prepaid air  courier  or
(b) three (3) Business Days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8.3):



          If to Seller, to:

          c/o Windsor Court Valet
          155 East 31 Street.
          New York, NY 10016

          Telephone Number (212)951-4500

          with copies to:

          Law Offices of Lance Roger Spodek, PC
          277 Broadway
          New York, NY 10007

          Telephone Number  (212)349-6505
          Telecopier Number (212)267-3766


          If to Buyer to:

          147 Palmer Avenue
          Mamaroneck, NY 10543-3632
          Attn: Diane Weiser

          Telephone Number  (914) 777-3600
          Telecopier Number (914) 777-3502

          with copies to:

          Bernstein & Wasserman, LLP
          950 Third Avenue
          New York, NY  10022
          Attn: Stuart Neuhauser, Esq.

          Telephone Number  (212) 826-0730
          Telecopier Number (212) 371-4730

     8.4    Publicity.   No  publicity  release  or  announcement
concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by the Buyer. No approval from the Seller is necessary.

     8.5 Entire Agreement. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

     8.6 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     8.8 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives. This Agreement is not assignable except by operation of law and any other purported assignment shall be null and void.

     8.9    Variations  in  Pronouns.   All  pronouns   and   any
variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     8.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     8.11 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     8.12 Effect of Disclosure on Schedules. Any item disclosed on any Schedule shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

     8.13 Intentionally omitted.

     8.14  Headings.   The  headings in this  agreement  are  for
reference only, and shall not affect the interpretation of this Agreement.

     8.15 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any Person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     8.16 Brokers. Each party hereto represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission from such party, based on agreements, arrangements or undertakings made by such party, in connection with the transactions contemplated hereby.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   WHITE GLOVE VALET,INC.(D.I.P.)

                                   By:/s/ Jeffrey Namm
                                      Name:   Jeffrey Namm
                                      Title:  President

                                   ECO JOSH, INC.


                                   By:_/s/ Diane Weiser
                                      Name:  Diane Weiser
                                      Title: President




                                                       EXHIBIT A

              ASSIGNMENT AND ASSUMPTION AGREEMENT

     ASSIGNMENT AND ASSUMPTION AGREEMENT, dated April ___ , 1997 by and between White Glove Valet, Inc., a New York corporation
(the  "Seller"), and Eco Josh, Inc., a Delaware corporation  (the
"Buyer").


                      W I T N E S E T H :

     WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated even date herewith by and between the Seller and the Buyer, the Seller has agreed to sell the Assets (as defined in the Purchase Agreement) to Buyer, subject to the payment of the Purchase Price; and

     WHEREAS, the parties hereto desire to execute this Agreement to further evidence the assignment by the Seller of the Assets and the assumption by the Buyer of the Assumed Liabilities.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

     1.    Definitions.   Terms  used herein  and  not  otherwise
defined herein shall have the meanings provided for in the Purchase Agreement.

     2.     Assignment  of  Assets.   The  Seller  hereby  sells,
transfers, conveys, assigns and sets over to the Buyer, its successors and assigns, the Assets.

     3. Assumption of Assumed Liabilities. The Buyer hereby assumes and undertakes to pay, perform and discharge the Assumed
Liabilities.

     4. Attorney-in Fact. The Seller hereby appoints the Buyer, with full power of substitution, its true and lawful Attorney-in-Fact in its name, place and stead to take any and all action on behalf of and in the name of Seller to affirm the rights and interests of the Buyer in and under the Assigned Contracts and Leases.

     5. Further Assurances. At any time and from time to time after the date hereof, at the request of the other party, and without further consideration, each party shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as the other party reasonably request as necessary or desirable in order more effectively to transfer, convey and assign to the Buyer the Assets and to the Seller the Shares.

     6. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              WHITE GLOVE VALET, INC. (D.I.P.)



                              By:  _____________________
                                   Name:
                                   Title:




                              ECO JOSH, INC.



                              By:  ______________________
                                   Name:
                                   Title:









                                                        EXHIBIT B


                          BILL OF SALE

          KNOW ALL MEN BY THESE PRESENTS, that White Glove Valet, Inc., a New York corporation ("Seller"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged by these presents, and pursuant to an Asset Purchase Agreement dated April ___ , 1997("Purchase Agreement") between Seller and Eco Josh, Inc., a Delaware corporation ("Buyer") (except as otherwise provided herein, all capitalized terms contained and not defined herein shall have herein the respective meanings ascribed to them in the Purchase Agreement), hereby sells, transfers, conveys, assigns and delivers unto Buyer all of the right, title and interest of Seller in and to the Assets.

          Seller agrees to cooperate with Buyer in obtaining any consents or waivers of third parties necessary to transfer to Buyer all property and rights provided to be transferred to Buyer under the Purchase Agreement.

          TO HAVE AND TO HOLD the Assets unto Buyer, its successors and assigns, for its use and its use forever.

          At any time and from time to time after the date hereof at the request of Buyer, and without further consideration, Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Buyer may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to or rights in, all of the Assets, and to put Buyer in actual possession and operating control thereof.







     IN WITNESS WHEREOF, the parties have caused this Bill of Sale to be executed as of April __, 1997.


                              WHITE GLOVE VALET, INC. (D.I.P.)


                              By:__________________________
                                 Name:
                                 Title:


                              LIBERTY VALET, INC. (D.I.P.)


                              By:__________________________
                                 Name:
                                 Title:


                              APARTMENT SERVICES NETWORK,
                              INC.(D.I.P.)


                              By:_____________________________
                                 Name:
                                 Title:


                              JTJ SERVICES, INC.(D.I.P.)



                              By:_____________________________
                                  Name:
                                  Title:


                              RESIDENCE SERVICES, INC. (D.I.P.)


                              By:______________________________
                                  Name:
                                  Title:

                             HOME SERVICES NETWORK, INC.(D.I.P.)


                              By;______________________________
                                   Name:
                                   Title:






ACCEPTED THIS ___ DAY
OF April, 1997


ECO JOSH, INC.


By:__________________________
   Name:
   Title:

STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

     On this ___ day of April , 1997, before me, ______________, personally appeared _______________________, known personally to me to be the Secretary of White Glove Valet, Inc., and that he, as such officer, is authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporations by himself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                   __________________________
                                        Notary Public
STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

     On this ___ day of April , 1997, before me, ______________, personally appeared _______________________, known personally to me to be the Secretary of Liberty Valet, Inc., and that he, as such officer, is authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporations by himself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                   __________________________
                                        Notary Public
STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

     On this ___ day of April , 1997, before me, ______________, personally appeared _______________________, known personally to me to be the Secretary of Apartment Services Network, Inc., and that he, as such officer, is authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporations by himself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                   __________________________
                                        Notary Public
STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

     On this ___ day of April , 1997, before me, ______________, personally appeared _______________________, known personally to me to be the Secretary of JTJ Services, Inc., and that he, as such officer, is authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporations by himself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                   __________________________
                                        Notary Public
STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

     On this ___ day of April , 1997, before me, ______________, personally appeared _______________________, known personally to me to be the Secretary of Residence Services, Inc., and that he, as such officer, is authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporations by himself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                   __________________________
                                        Notary Public
STATE OF NEW YORK )
                  ) ss.:
COUNTY OF NEW YORK)

     On this ___ day of April , 1997, before me, ______________, personally appeared _______________________, known personally to me to be the Secretary of Home Services Network, Inc., and that he, as such officer, is authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporations by himself as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                   __________________________
                                        Notary Public

                                                        EXHIBIT C

                       LANDLORD'S CONSENT


              [ See attached Assignment of Lease ]

                       ASSIGNMENT OF LEASE


     This ASSIGNMENT OF LEASE is entered into as of the __ day of
April,  1997, by and between White Glove Valet, Inc., a New  York
corporation  ("Assignor"),  and  Eco  Josh,  Inc.,   a   Delaware
corporation ("Assignee").

                           BACKGROUND

     A. Pursuant to that certain Lease dated July 17, 1995 ("Lease"), by and between Assignor, and 39 Cadag Realty Corp. ("Landlord"), Assignor is the owner of a leasehold interest in the premises, located at 39 North Moore Street, New York, NY (the "Premises") as more fully described in the Lease, a true, correct and complete copy of which is attached hereto as Exhibit A and incorporated herein by reference; and

     B. Pursuant to an Asset Purchase Agreement for the purchase of certain assets of Assignor, dated as of April __, 1997, Assignor has agreed to sell, and Assignee has agreed to purchase, certain assets of Assignor and to assume certain of the liabilities of Assignor, including the Lease; and

     C. Pursuant to Article(s)11 and 49 of the Lease, Assignor is required to obtain the prior written consent of Landlord in order to assign its rights under the Lease (the "Assignment" );
and

     D. As a condition of the Closing of the transactions contemplated by the Asset Purchase Agreement (the "Acquisition"),
Assignor is required to obtain the consent of Landlord to this Assignment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

     1. Assignor hereby sells, assigns, transfers and sets over to Assignee all of Assignor's right, title, interest in and to Assignor's interest as lessee under the Lease effective as of the Closing of the Acquisition ("Effective Date").

     2. Assignee hereby accepts the aforesaid assignment, and hereby assumes all of the rights, responsibilities, liabilities and obligations of Assignor, as lessee, under the terms, conditions and covenants contained in the Lease, with like force and effect as if Assignee had executed the Lease in the first instance, arising as of and after the Effective Date.

     3. Assignor shall remain liable only for the observance and performance of its obligations as lessee under the Lease arising prior to the Effective Date.

     4. Assignor shall be responsible for and shall indemnify Assignee regarding the observance and performance of all of the agreements and obligations of Assignor as lessee under the Lease arising prior to the Effective Date. Assignee shall be responsible for and shall indemnify Assignor regarding the observance and performance of all of the agreements and obligations of Assignor as lessee under the Lease arising on or after the Effective Date.

     5. The parties agree that this Assignment will not be changed, modified, discharged or terminated orally or in any manner other than an agreement in writing signed by all of the parties hereto.

     6. The agreements, terms and provision of the Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. The parties shall execute and deliver such further and additional instruments, agreements and other documents as may be necessary to evidence or carry out the provisions of this Assignment.


     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Assignment of Lease to be executed as of the date first above written.


                     ASSIGNOR:  WHITE GLOVE VALET, INC. (D.I.P.)


                                   By:_________________________
                                       Name:
                                       Title:



                     ASSIGNEE:   ECO JOSH, INC.


                                   By:__________________________
                                      Name:
                                      Title:


                       CONSENT OF LESSOR


     39 Cadag Realty Corp., as Lessor, named in the Lease referred to in the forgoing Assignment of Lease, hereby consents to this Assignment, confirms that the provisions of the Lease have been complied with, releases and discharges Lessee from all obligations arising on or after the Effective Date, certifies that (i) the Lease is a valid and enforceable obligation, (ii) the Lease has not been amended or modified, and (iii) Lessee is not currently and has not been in default in the performance of the Lease, and hereby accepts the Assignee as Lessee under said Lease as of the Effective Date.









                     LESSOR: 39 Cadag Realty Corp.


                         By:___________________________
                             Name:
                             Title:




Date: _________________________,1997



                                                        EXHIBIT D

               FORM OF OPINION OF SELLER'S COUNSEL



                          [ Attached ]

               [Letterhead of Lance Spodek, Esq.]



                              ___________, 1997



To the Persons Listed
On Schedule A Attached Hereto

Dear Sirs:

          We have acted as counsel for White Glove Valet, Inc,  a
New   York   corporation  ("Seller"),  in  connection  with   the
execution and delivery of the following documents:

              (i)the  Asset  Purchase  Agreement  (the  "Purchase
Agreement") dated the date hereof  by and between Seller and  Eco
Josh, Inc., a Delaware corporation ("Buyer");

              (ii)    the  Assignment  and  Assumption  Agreement
dated   the   date  hereof  by  and  between  Seller  and   Buyer
("Assumption Agreement"); and

              (iii) the Bill of Sale dated the date hereof executed by Seller and accepted by Buyer (the "Bill of Sale").

          The Purchase Agreement, the Assumption Agreement and the Bill of Sale are hereinafter collectively referred to as the "Purchase Documents."

          This  opinion  letter  is being furnished  pursuant  to
Section  2.2(b)  of  the  Purchase  Agreement.   Defined   terms
appearing herein which are not otherwise defined in this opinion letter shall have the respective meanings set forth in the Purchase Agreement.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of each of the Purchase Documents and also of such corporate documents and records of Seller and such other records, documents and certificates as we have deemed necessary or appropriate as a basis for our opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that Buyer is in compliance with all of its obligations arising under the Purchase Documents. As to certain matters of fact, we have examined and relied upon the representations and warranties contained in the Purchase Documents and in the certificates delivered in connection therewith. We have not made any independent investigation or verification of such facts; nothing, however, has come to our attention that would cause us to believe that such reliance is not justified.

          The Closing pursuant to the Purchase Agreement is being consummated contemporaneously with the delivery of this opinion letter.

          Our opinions, as set forth below, are limited to the Federal laws of the United States of America and the laws of the State of New York.

          Based upon and subject to the foregoing, and subject to the additional qualifications set forth below, we are of the opinion as of the date hereof that:

          1. Seller is a corporation validly existing and in good standing under the laws of the State of New York, and has the corporate power and authority to (a) own, lease and operate its properties and assets, including, without limitation, the Assets, as they are now owned, leased and operated and (b) carry on its business as now presently conducted or proposed to be conducted. Seller is qualified to do business in jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to do so would not have a Material Adverse Effect.

          2. Seller has the full legal right, capacity and corporate power and all requisite corporate authority and approval required to enter into, execute and deliver the Purchase Documents and to perform its obligations thereunder. The shareholders and the board of directors of Seller have approved the transactions contemplated pursuant to the Purchase Documents. Each of the Purchase Documents have been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms. Except for the Landlord's Consents, and the Bankruptcy Court approval (both of which have been obtained) no approval or consent of any Party is required in connection with the execution and delivery by Seller of the Purchase Documents and the consummation and performance by Seller of the transactions contemplated thereby.

          3. The execution, delivery and performance of the Purchase Documents by Seller and consummation of the transactions contemplated thereby will not violate or conflict with (i) any of the provisions of the Certificate of Incorporation or By-Laws or other organizational documents of Seller; (ii) any order, judgment, regulation or ruling of any Governmental or Regulatory Body to which Seller is a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment or ruling of any Governmental or Regulatory Body applicable to Seller or (iii) any of the Assigned Contracts and Leases.

     4. The Seller has received all necessary Bankruptcy Court orders and approvals to consummate the sale of the Assets, and the transactions contemplated by the Purchase Agreement and assume the Leases.

     5. The transfer of the Assets to Buyer convey to Buyer such Assets free and clear of any and all Liens or any other liabilities including Taxes as provided by the Bankruptcy Court orders.

          This opinion is being rendered on behalf of Seller pursuant to Section 2.2(b) of the Purchase Agreement solely for the benefit of the persons listed on Schedule A attached hereto. No other person or entity shall be entitled to rely hereon without the express written consent of this office.

                         Very truly yours,



                         Lance Spodek



                           Schedule A


Ecomat, Inc.
147 Palmer Avenue
Mamaroneck, New York 10543-3632

Eco Josh, Inc.
147 Palmer Avenue
Mamaroneck, New York 10543-3632


                        SCHEDULE 1.1(a)

                        Excluded Assets


All assets other than those assets specified on Schedule 1.2





                        SCHEDULE 1.1(b)

                        Permitted Liens


                              None



                          SCHEDULE 1.2

                             Assets

No.  Quantity     Description

1.   1            Fulton 20 H.P. Gas Fried Boiler
                  with Low Press Night Switch
2.   1            Forenta Mushroom Press (Model 19VS)
3.   1            Fulton Return Tank (18x36)
4.   1            Rema Vacuum (Model R P8)
5.   2            Cissel Single Puffers
6.   5            Water Guns
7.   2            1 Mr. Cissell Form Finisher; 1 MS. Cissel
                  Form Finisher

8.   1            Cissel Vacuum Spotting Board
9.   2            Rebuilt Manual Foot Presses
10.  4            Promoto 3 Pound Irons (Model HS4108)
11.  2            Iron Stands
12.  1            Speedaire 10H.P. Air Compresser with Mag.
                  Starter
13.  400 ft       Speed (Slick) Rail
14.  2            Unipress 42 RN Presses with Iron Stands
15.  1            Rolling Scale
16.  1            White Conveyor
17.  1            Unipress CD8-V Compact Vacuum Double Buck
18.  1            Unipress ABS Cabinet Sleever
19.  1            Unipress 3TZ Delux Combo Collar/Cuff
20.  1            55  lb. Milnor Washer/Extractor,  Soft  Mount
                 (Model  3022F8J) with 5 compartment Flushing Dry Supply
21.  1            Forenta Semi Automatic Folder (Model 201KP)
22.  1            Collar Former J CPL
23.  1            Damp Box
24.  1            Chicago Tandem Ironer/Folder Model TG 14  Gas
                  with 110 Inch Ironer
25.  4            Speed Queen Steam Dryers 30 pound 30 CSM
26.  2            Speed Queen 18 pound Washer/Extractors  Front
                  Load Soft Mount.
27.  4            Speed Queen Top Load Washer (2021)
28.  1            Hot Water Heater Gas
29.  1            35 lb. Speed Queen Washer/Extractor Soft Mount
                 (Model SF 35)




                         SCHEDULE 1.3(b)

                       Assumed Liabilities


     Lease for premises known as 39 North Moore Street, New York,NY




                          SCHEDULE 1.6

                  Allocation of Purchase Price


     Assets Listed on Schedule 1.2           $200,000




                          SCHEDULE 3.1

                 Jurisdictions of Qualification


                            New York




                          SCHEDULE 3.2

                           Affiliates

     1.   Jeffrey Namm

     2.   Trish Namm

     3.   Home Services Network, Inc.

     4.   Liberty Valet, Inc.

     5.   Apartment Services Network, Inc.

     6.   JTJ Services, Inc.

     7.   Residence Services, Inc.




                          SCHEDULE 3.5

                      Litigation - Sellers


     Set forth in the Statement of Financial Affairs at Question
4a in the Bankruptcy Petition filed March 31, 1997 by Seller which is incorporated herein by reference.




                          SCHEDULE 3.7

                      Intangible Property


                              None



                         SCHEDULE 3.11

                          Liabilities



     Lease for 39 North Moore Street, New York, NY

     Reference is also hereby made to the Bankruptcy Petition filed March 31, 1997 by Seller.




                         SCHEDULE 3.13

                          Tax Matters


          Set forth in the Bankruptcy Petition filed
          March 31, 1997 by Seller, at Schedule E which is incorporated herein by reference.




                         SCHEDULE 3.14

                      Material Agreements



                              None




                         SCHEDULE 3.15

                          Real Estate



     Lease for 39 North Moore Street, New York, NY




                         SCHEDULE 3.20

                           Insurance


                             None




                         SCHEDULE 3.21

                      Licenses and Permits



                 NYC Laundry License No. 0927208




                         SCHEDULE 3.25



                    Shareholders of Seller



1.   Jeffrey Namm 50%

2.   Trish Namm  50%



                          SCHEDULE 6.2

                 LOCATION OF ECOMAT FACILITIES




     1.   147 Palmer Avenue
          Mamaroneck, NY  10543

     2.   Colonial Village Shopping Center
          1527 Weaver Street
          New Rochelle, NY  10801

     3.   140 W. 72nd Street
          New York, NY  10023

     4.   457 Main Street
          Ridgefield, CT




                             EXHIBIT 2



                              ECOMAT

Contact: Laine Wilder

147 Palmer Avenue
Mamaroneck, NY  10543
Phone:  914-777-3600, ext. 12

Press Release


MANHATTAN RESIDENTS VICTORIOUS OVER PERC DRY CLEANERS


Ecomat Purchases and Replaces Toxic Dry Cleaner


    Mamaroneck, NY, May 16/ PR NEWSWIRE/ -- Ecomat Inc. (NASDAQ: ECMT) announced today that the company has closed on an asset purchase agreement pursuant to which it acquired White Glove Cleaners a New York "perc" dry cleaner which had previously filed for bankruptcy. The company will operate the facility using an environmentally sound garment cleaning process and no perc. The company also announced that a press conference will be held on Monday May 19, 1997 at 12:30 p.m. in front of the former White Glove Cleaners at 39 North Moore Street in New York City.

     The New York City dry cleaner that put residents at risk from perc emissions (the toxic solvent used by dry cleaners) was the target of a battle waged by outraged residents, The Public Advocate Mark Green, Unite! and Greenpeace. Perchloroethylene (or "perc") has been classified a probable human carcinogen by the International Agency For Research on Cancer. Perc can also affect the liver, kidneys and central nervous system and it can also accumulate in human breast milk and is suspected of causing developmental effects on the unborn. More than 69,000 other New York City apartment residents and 30,000 dry cleaning workers are at risk from dry cleaning emissions as over one-half of New York City's dry cleaners are located in such buildings. Through their organization, Perc Alert, residents from this and other Manhattan buildings had publicly protested to city officials about the city's granting of an operating permit to White Glove Cleaners.

     Ecomat's President and C.E.O. Diane Weiser stated that "This first acquisition of a controversial perc dry cleaner by Ecomat is a stunning example of the successful cooperation between community residents, public officials, unions, environmental organizations and environmentally and socially responsible businesses such as Ecomat. I want to personally thank each and every shareholder of Ecomat for believing in our company's goal to end the risks from perc emissions beginning here in New York City and continuing through our national and international expansion."

     The environmental and health impact of perc on the public is a nationwide issue. There are approximately
35,000 dry cleaners in the United States who use perc as their dry cleaning solvent.

     Ecomat is the nation's first cleaner and laundromat franchisor to offer total professional garment care using no toxic chemicals. The company has contracted for the opening of thirty-three domestic franchises throughout the United States as well as three master franchise licenses internationally, and plans to open more company- owned facilities throughout the Tri-State region.